           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000
                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SAGENT TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                        800 W. EL CAMINO REAL, SUITE 300                       94-3225290
(STATE OF INCORPORATION)                    MOUNTAIN VIEW, CA 94040
                                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                      QUALITATIVE MARKETING SOFTWARE, INC.
                                OPTION AGREEMENTS


                             1998 STOCK OPTION PLAN

                      2000 NON-STATUTORY STOCK OPTION PLAN

                            (FULL TITLE OF THE PLANS)

                               KENNETH C. GARDNER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SAGENT TECHNOLOGY, INC.
                        800 W. EL CAMINO REAL, SUITE 300
                             MOUNTAIN VIEW, CA 94040
                                 (650) 815-3100
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                          ARTHUR F. SCHNEIDERMAN, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

====================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                          TITLE OF                                                                       MAXIMUM
                         SECURITIES                                  AMOUNT            OFFERING         AGGREGATE        AMOUNT OF
                            TO BE                                    TO BE              PRICE            OFFERING       REGISTRATION
                         REGISTERED                              REGISTERED(3)        PER SHARE           PRICE            FEE
-------------------------------------------------------------- -----------------   ---------------    ----------------  ------------
Common Stock, par value $0.001
  To be issued for options under the Qualitative Marketing
  Software, Inc. Option Agreements (assumed by the Company)      438,164 shares      $3.91(1)         $ 1,713,221.24(1)   $  452.29
Common Stock, par value $0.001
   To be issued for options under the 2000 Non-Statutory
   Stock Option Plan                                             635,000 shares      $9.25(2)         $ 5,873,750(1)      $1,550.67
Common Stock, par value $0.001
      To be issued for options under the 1998 Stock Option
   Plan                                                        1,411,380 shares      $9.25(2)         $13,055,265(1)      $3,446.59
         TOTAL                                                 2,484,544 Shares                       $20,642,236.24      $5,449.55
====================================================================================================================================

(1) Computed in part pursuant to Rule 457(h) of the Securities Act and in part pursuant to Rule 457(c) under the Securities Act. Such computation is based on the average price of $3.91 per share covering 438,164 outstanding options under the Qualitative Marketing Software, Inc. Option Agreements.

(2) Computed in part pursuant to Rule 457(h) of the Securities Act and in part pursuant to Rule 457(c) under the Securities Act. Such computation is based on the average of the high and low prices of the Common Stock on the NASDAQ National Market on May 10, 2000 which was $9.25.

(3) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

                             SAGENT TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Sagent Technology, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

     (1) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on January 29, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     (2) The Registrant's Current Report on Form 8-K/A filed with the Commission on February 28, 2000, pursuant to the Exchange Act.

     (3) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 16, 2000, pursuant to the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant and has rendered an opinion as to the Common Stock offered hereby. Arthur F. Schneiderman, a member of Wilson Sonsini Goodrich & Rosati, is Secretary of Sagent. Mr. Schneiderman and certain partners of Wilson Sonsini Goodrich & Rosati are shareholders of the Registrant's Common Stock as of May 10, 2000.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

     o Any breach of the director's duty of loyalty to the Registrant or its stockholders

     o Acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law

     o Unlawful payments or dividends or unlawful stock repurchases or redemptions or other distributions

     o Any transaction from which the director derived an improper personal benefit.

     The Registrant's bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The bylaws authorize the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and officers. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

     The Registrant's bylaws permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. The Registrant has obtained officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.


        Exhibit Number                               Description
        --------------                               -----------

             4.1*         Sagent Technology, Inc. Amended and Restated Certificate of
                          Incorporation dated March 10, 1999 (incorporated by reference to
                          Exhibit 3.2 of Registrant's Form S-1 as filed on January 29, 1999).
             4.2*         Sagent Technology, Inc. Bylaws (incorporated by reference to
                          Exhibit 3.3 of Registrant's Form S-1 as filed on January 29, 1999).
             5.1          Opinion of counsel as to legality of securities being registered.
            23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.
            23.2          Consent of counsel (contained in Exhibit 5.1).
            24.1          Power of Attorney (see page II-4).
              *           Incorporated by Reference.

ITEM 9. UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 12th day of May, 2000.

                                       SAGENT TECHNOLOGY, INC.


                                       By: /s/ KENNETH C. GARDNER
                                           -------------------------------------
                                           Kenneth C. Gardner,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth C. Gardner and W. Virginia Walker, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 12, 2000 by the following persons in the capacities indicated.

SIGNATURE                                        TITLE
---------                                        -----


/s/  KENNETH C. GARDNER        President, Chief Executive Officer and Director
---------------------------    (Principal Executive Officer)
Kenneth C. Gardner

                               Executive Vice President, Finance and Administration,
/s/  W. VIRGINIA WALKER        and Chief Financial Officer (Principal Financial Officer
---------------------------    and Principal Accounting Officer)
W. Virginia Walker

/s/  JOHN E. ZICKER            Executive Vice President, Technology, Chief Technology Officer and
---------------------------    Director
John E. Zicker

/s/  SHANDA BAHLES             Director
---------------------------
Shanda Bahles

/s/  JEFFREY T. WEBBER         Director
---------------------------
Jeffrey T. Webber

/s/  KLAUS S. LUFT             Director
---------------------------
Klaus S. Luft

/s/  KEITH MAIB                Director
---------------------------
Keith Maib

                                      II-4

                                INDEX TO EXHIBITS

        Exhibit Number                               Description
        --------------                               -----------
             5.1          Opinion of counsel as to legality of securities being registered.
            23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.
            23.2          Consent of counsel (contained in Exhibit 5.1).
            24.1          Power of Attorney (see page II-4).

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